Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):

BlackRock Balanced Capital Portfolio (FI)(Ins - Series)(BCS_F)
BlackRock Core Bond Trust   (BHK)
BlackRock Income Opportunity Trust   (BNA-USD)
BlackRock Asset Allocation Portfolio (Fixed Income) (BR_AA_FI) BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Global Long/Short Credit Fund   (BR-GC)
BlackRock Multi Sector Bond Fund   (BR-MSB)
BlackRock Strategic Income Opportunities Portfolio (BR-SIP) BlackRock Total Return V.I. Portfolio (Ins - Var Ser)(BVA-BF)
BlackRock Total Return Portfolio (Ins - Series)   (BVA-TR)
BlackRock Balanced Capital VI Fund (FI)   (BVI_F)
Transamerica Partners Core Bond  (DIA-CORE)
iShares Barclays Aggregate Bond Fund   (ISHAGG)
iShares Barclays Intermediate Credit Bond Fund (ISHICRED) Metropolitan Series BlackRock Bond Income Portfolio (MET-BI) Metropolitan Series BlackRock Diversified Portfolio
(Core Bond)   (METD_B)
Master Total Return Portfolio   (MF-BOND)
Transamerica Multi-Managed Balanced Portfolio   (TA-CORE)
Transamerica Multi-Managed Balanced Portfolio VP   (TAP-CORE)
Transamerica Partners Balanced Portfolio   (TRANS-CORE)

The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
11-30-2011

Security Type:
BND/CORP

Issuer
Vornado Realty L.P.

Selling Underwriter
Deutsche Bank Securities Inc.

Affiliated Underwriter(s)
[x] PNC
[ ] Other:

List of Underwriter(s)

Citigroup Global Markets Inc., Deutsche
Bank Securities Inc., J.P.
Morgan Securities LLC, Merrill Lynch,
Pierce, Fenner & Smith
Incorporated, Barclays Capital Inc.,
Credit Suisse Securities
(USA) LLC, Goldman, Sachs & Co., Morgan
Stanley & Co. LLC,
RBS Securities Inc., UBS Securities
LLC, Wells Fargo Securities,
LLC, BB&T Capital Markets, a division
of Scott & Stringfellow,
LLC, BNY Mellon Capital Markets LLC,
Capital One Southcoast,
Inc., Credit Agricole Securities
(USA) Inc., Fifth Third Securities,
Inc., HSBC Securities (USA) Inc., PNC
Capital Markets LLC,
SMBC Nikko Capital Markets Limited,
U.S. Bancorp Investments, Inc.

Transaction Details

Date of Purchase
11-30-2011

Purchase Price/Share
(per share / % of par)
$99.546

Total Commission, Spread or Profit
0.650%

1.	Aggregate Principal Amount Purchased (a+b)
43,000,000

a.	US Registered Funds
(Appendix attached with individual Fund/Client purchase)
39,410,000

b.	Other BlackRock Clients
3,590,000

2.	Aggregate Principal Amount of Offering
400,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25(unless securities are Government Securities)
0.1075



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[x] U.S. Registered Public Offering
[Issuer must have 3 years of continuous operations]

[ ] Eligible Rule 144A Offering
[Issuer must have 3 years of continuous operations]

[ ] Eligible Municipal Securities
[Issuer must have 3 years of continuous operations]

[ ] Eligible Foreign Offering
[Issuer must have 3 years of continuous operations]

[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]O
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Kumar Behera                          Date: 12-02-2011
Global Syndicate Team Member

Approved by:
Steven DeLaura                              Date: 12-02-11
Syndicate Team Member



Approved by:
Odette Rajwan                               Date: 12-02-11
Senior Global Syndicate Team Member





Definitions

Term
Definition

Fund Ratio

Number appearing at the bottom of
page 1 of 2 of the Rule 10f-3
Report form.  It is the sum of the
Funds' participation in the
offering divided by the total
amount of the offering.

Eligible Foreign Offering

The securities are sold in a
public offering conducted under
the laws of a country other than
the United States and
(a)	the offering is subject to
regulation in such country by a
"foreign financial regulatory
authority," as defined in
Section 2(a)(50) of the
Investment Company Act of 1940;
(b)	the securities were offered
at a fixed price to all
purchasers in the offering
(except for any rights to
purchase securities that are
required by law to be granted
to existing security holders of
the issuer);
(c)	financial statements,
prepared and audited as
required or permitted by the
appropriate foreign financial
regulatory authority in such
country, for the two years
prior to the offering, were
made available to the public
and prospective purchasers in
connection with the offering;
and
(d)	if the issuer is a "domestic
issuer," i.e., other than a
foreign government, a national
of any foreign country, or a
corporation or other
organization incorporated or
organized under the laws of any
foreign country, it (1) has a
class of securities registered
pursuant to section 12(b) or
12(g) of the Securities
Exchange Act of 1934 or is
required to file reports
pursuant to section 15(d) of
that act, and (2) has filed all
the material required to be
filed pursuant to section 13(a)
or 15(d) of that act for a
period of at least 12 months
immediately preceding the sale
of securities (or for such
shorter period that the issuer
was required to file such material)

Eligible Municipal Securities

The securities are direct
obligations of, or obligations
guaranteed as to principal or
interest by, a State or any
political subdivision thereof, or
any agency or instrumentality of a
State or any political subdivision
thereof, or any municipal
corporate instrumentality of one
or more States, or any security
which is an industrial development
bond (as defined in section
103(c)(2) of Title 26) the
interest on which is excludable
from gross income under certain
provisions of the Internal Revenue Code.
(a)	with respect to ratings, the
securities
(1)	have received an investment
grade rating from at least
one nationally recognized
statistical rating
organization ("NRSRO"); or
(2)	have received one of the
three highest ratings from
an NRSRO, if the issuer of
the municipal securities, or
the entity supplying the
revenue or other payments
from which the issue is to
be paid, has been in
continuous operation for
less than three years,
including the operation of
any predecessors.
(b) The purchases of municipal
securities, if any, were not
designated as group sales or
otherwise allocated to the
account of any prohibited
seller (i.e., an affiliated
underwriter).

Eligible Rule 144A Offering

The securities are sold in an
offering where
(a)	the securities are offered or
sold in transactions exempt
from registration under Section
4(2) of the Securities Act of
1933, Rule 144A thereunder, or
Rules 501-508 thereunder;
(b)	the securities were sold to
persons that the seller and any
person acting on behalf of the
seller reasonably believe to
include qualified institutional
buyers, as defined in Rule 144A
("QIBs"); and
(c)	the seller and any person
acting on behalf of the seller
reasonably believe that the
securities are eligible for
resale to other QIBs pursuant
to Rule 144A

Government Securities Offering

The security is issued or
guaranteed as to principal or
interest by the United States, or
by a person controlled or
supervised by and acting as an
instrumentality of the Government
of the United States pursuant to
authority granted by the Congress
of the United States; or any
certificate of deposit for any of
the foregoing

U.S. Registered Public Offering.

The securities offered are
registered under the Securities
Act of 1933 that are being offered
to the public.